Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Double asterisks denote omissions. EXECUTION VERSION SETTLEMENT AND LICENSE AGREEMENT This Settlement and License Agreement (this “Settlement Agreement”) is entered into as of September 14, 2018 (the “Effective Date”) by and between Smith & Nephew, Inc., a Delaware corporation with its principal place of business at 150 Minuteman Road, Andover, MA 01810 (“Smith & Nephew”) and Conformis, Inc., a Delaware corporation with its principal place of business at 600 Technology Park Drive, Billerica, Massachusetts 01821 (“Conformis”). Smith & Nephew and Conformis are also referred to herein, individually, as a “Party” and, collectively, as “Parties”. WHEREAS, Conformis is the owner of U.S. Patent Nos. 7,534,263; 7,981,158; 8,062,302; 8,377,129; 8,551,169; 8,657,827; 9,055,953; 9,216,025; and 9,295,482 (the “Conformis Asserted Patents”); WHEREAS, on February 2, 2016, Conformis filed a complaint in the United States District Court for the District of Massachusetts (Civil Action No. 16-cv-2684-IT) alleging infringement of the Conformis Asserted Patents by Smith & Nephew (the “Action”); WHEREAS, Smith & Nephew is an owner of U.S. Patent Nos. 8,394,147 and 8,403,992 and the owner of U.S. Patent Nos. 7,371,240; 8,690,882; and 9,033,991 (the “Smith & Nephew Asserted Patents”); WHEREAS, on May 27, 2016, Smith & Nephew filed an answer in the Action denying Conformis’s allegation of patent infringement and filed counterclaims alleging infringement of the Smith & Nephew Asserted Patents against Conformis; WHEREAS, between September 2016 and February 2017, Smith & Nephew filed inter partes review petitions with the United States Patent and Trademark Office (the “USPTO”) seeking to invalidate each of the Conformis Asserted Patents (collectively, the “IPRs”); and WHEREAS, the Parties desire to dismiss the Action, terminate the IPRs and enter into this Settlement Agreement for each Party to obtain a release, license and covenant not to sue from the other Party, all on the terms and conditions set forth herein. NOW, THEREFORE, for good and valuable consideration, including the releases and mutual promises contained herein, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

I. Definitions As used in this Settlement Agreement, the following terms shall have the following meanings. “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with such Person, whether now or in the future, but only for so long as such other Person continues to control, be controlled by, or be under common control with such first Person. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person whether through the ownership of more than fifty percent (50%) of the voting securities, by contract or otherwise. “Applicable Law” means, with respect to any Person, any transnational, domestic or foreign federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person, as amended unless expressly specified otherwise. “Change of Control” of a Person means (a) the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the assets of such Person and its subsidiaries, taken as a whole or (b) a transaction or series of transactions (including by way of merger, consolidation, sale of stock or otherwise) the result of which is that any Person or “group” (as defined in Section 13 of the Securities Exchange Act of 1934) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 and Rule 13d-5 promulgated under the Securities Exchange Act), directly or indirectly, of more than fifty percent (50%) of the voting power of the outstanding voting stock of such Person entitled to vote generally in elections of directors of such Person. “Conformis Additional Patents” means U.S. Patent Nos. 9,872,773; 9,877,790; 9,956,047; and 9,956,048. “Conformis Asserted Patents” has the meaning set forth in the Recitals. “Conformis Covenant Patents” means any and all (a) Patents owned or Licensable by Conformis or any of its Existing Affiliates as of the Effective Date, (b) Patents claiming priority, directly or indirectly, to any of the Patents set forth in clause (a) hereof and (c) Patents to which any of the Patents set forth in clause (a) hereof claims priority, directly or indirectly, including, in each case, any and all divisionals, continuations, continuations-in-part, reissues, renewals, re-examinations, extensions and foreign counterparts of any of the foregoing. Notwithstanding the foregoing, Conformis Covenant Patents excludes Conformis Licensed Patents. “Conformis Covenant Products” means the Conformis Existing Products and Limited Variations thereof. 2

“Conformis Customers” means any and all customers (including resellers and distributors) of Conformis or any of its Affiliates, but in each case only to the extent that any such customers Exploit (or have Exploited) any Conformis Covenant Products and Conformis Licensed Products. “Conformis Existing Products” means (a) any and all products (other than OTS Implants) sold or offered for sale as of the Effective Date by Conformis or any of its Existing Affiliates and (b) any and all OTS Implants sold or offered for sale as of the Effective Date by Conformis or any of its Existing Affiliates, but only to the extent that such OTS Implants are Exploited in conjunction with the products described in clause (a) that are Patient Specific Implants, in the case of clauses (a) and (b), as such products and implants exist as of the Effective Date. For the avoidance of doubt, the term Conformis Existing Products (i) includes the products known as of the Effective Date as iTotal CR, iTotal PS, iDuo and iUni implant systems and the Conformis Hip System, in each case as such products exist as of the Effective Date and (ii) excludes any and all OTS Implants other than the OTS Implants described in clause (b) above. “Conformis Licensed Patents” means (a) the Conformis Asserted Patents and Conformis Additional Patents, (b) any and all Patents claiming priority, directly or indirectly, to any Conformis Asserted Patent or any Conformis Additional Patent, and (c) any and all Patents to which any Conformis Asserted Patent or any Conformis Additional Patent claims priority, directly or indirectly, including, in each case, any and all divisionals, continuations, continuations-in-part, reissues, renewals, re-examinations, extensions and foreign counterparts of any of the foregoing. “Conformis Licensed Products” means any and all (a) Patient Specific Implants, including any and all instrumentation (including Patient Specific Instruments and instruments that are not Patient Specific Instruments) and components, in each case, associated with such Patient Specific Implants (whether sold separately or together with such Patient Specific Implants) and (b) OTS Implants Exploited for use in conjunction with any Patient Specific Implants, in each of clauses (a) and (b) that are sold or offered for sale by Conformis or any of its Affiliates and Covered by any of the Smith & Nephew Licensed Patents, including the products known as of the Effective Date as iTotal CR, iTotal PS, iDuo and iUni implant systems. For the avoidance of doubt, the term Conformis Licensed Products excludes any implants that are not Patient Specific Implants (other than any OTS Implants Exploited as described in clause (b) for use in conjunction with any Patient Specific Implants). “Conformis Suppliers” means any and all suppliers of Conformis or any of its Affiliates, but in each case only to the extent any such suppliers supply products or components, or provide services, to Conformis or any of its Affiliates for the design, testing, manufacturing or Exploitation of Conformis Covenant Products and Conformis Licensed Products. “Cover” means that, with respect to any Patent and product, but for a license, non-assert or other immunity granted to any Person under any claim included in such Patent, the Exploitation of such product by such Person would infringe such claim, where 3 the reference to “claim” in this definition includes the claims of any pending Patent application as if issued. “Covered” has a correlative meaning. “Customers” means Conformis Customers or Smith & Nephew Customers, as applicable. “Existing Affiliate” means, with respect to a Party, any Person that is an Affiliate of such Party as of the Effective Date. “Exploit” means to use, make, have made, purchase, sell, offer for sale, lease, provide, import, export, dispose and/or otherwise exploit. “Exploited” and “Exploitation” have correlative meanings. “Field of Use” means orthopaedic implants, instrumentation, and related services other than orthopaedic implants, instrumentation, and services pertaining solely to unicompartmental patellofemoral devices. “Governmental Authority” means any transnational, domestic or foreign federal, state or local governmental, regulatory or administrative authority, commission, department, court, tribunal, agency or official, including any political subdivision thereof. “Kinamed Asserted Patents” means U.S. Patent Nos. 8,771,281; 8,419,741; 8,961,529; 8,936,601; and 9,393,032. “Licensable” means, with respect to any Patent, that a Person has the power and authority to grant a non-exclusive license or a covenant not to sue on the terms and conditions of this Settlement Agreement to such Patent without (a) violating the terms of any agreement with any third party, (b) the consent of any third party (unless such consent can be obtained without providing any additional consideration to such third party), and/or (c) the payment of royalties or other consideration on or after the Effective Date by such Person to any third party under any preexisting agreement relating to such Patent (except for such Patent which a Party in-licenses and which the other Party elects to include in the Conformis Non-Assert and/or Smith & Nephew Non-Assert, as applicable, and agrees to make the associated payments as provided in Section 6(a) or 6(b), as applicable, which will be considered Licensable by such Party). For the avoidance of doubt, in no event shall any Patent be considered “Licensable” if any of the foregoing conditions in clauses (a)-(c) apply. “Limited Variations” means (a) with respect to any Conformis Existing Product or Conformis Licensed Product, (i) any evolution or line extension of such Conformis Existing Product or Conformis Licensed Product, as applicable, whereby all of the claims of the Smith & Nephew Covenant Patents that Cover such evolution or line extension also Cover such Conformis Existing Product or Conformis Licensed Product, as applicable, and/or (ii) [**]; and 4

(b) with respect to any Smith & Nephew Existing Product or Smith & Nephew Licensed Product, any evolution or line extension of such Smith & Nephew Existing Product or Smith & Nephew Licensed Product, as applicable, whereby all of the claims of the Conformis Covenant Patents that Cover such evolution or line extension also Cover such Smith & Nephew Existing Product or Smith & Nephew Licensed Product, as applicable. “Loan Agreement” means that certain Loan and Security Agreement between Conformis and Oxford Finance dated as of January 6, 2017, as amended (including as amended by the (a) First Amendment to Loan and Security Agreement dated as of March 9, 2017, (b) Second Amendment to Loan and Security Agreement dated as of June 30, 2017, (c) Third Amendment to Loan and Security Agreement dated as of December 18, 2017 and (d) Fourth Amendment to Loan and Security Agreement dated as of July 31, 2018). “Net Sales” means, with respect to any Smith & Nephew Royalty-Bearing Product, the total gross invoice amounts of such Smith & Nephew Royalty-Bearing Product by Smith & Nephew and its Affiliates, in each case less (a) actual credits, discounts, allowances and returns actually paid, accrued or granted, (b) bad debt write-offs booked, (c) sales, value added or other excise taxes and import duties to the extent included in the invoice price and separately identified on the invoice provided to the customers of Smith & Nephew or other documentation maintained by Smith & Nephew, its Affiliates and their respective licensees and sublicensees and to the extent such taxes are remitted to the applicable taxing authority and (d) charges for freight, insurance, handling and transportation, to the extent included in the invoice price and separately identified on the invoice or other documentation maintained by Smith & Nephew, its Affiliates and their respective licensees and sublicensees in the ordinary course of business. Net Sales shall be determined by using generally accepted accounting principles consistently applied. In the case of any sale or transfer of a Smith & Nephew Royalty-Bearing Product between or among Smith & Nephew and its Affiliates for subsequent resale, Net Sales will be calculated as above only on the first arm’s length sale thereafter to a Person that is not an Affiliate of Smith & Nephew. In the case of any sale or transfer of a Smith & Nephew Royalty-Bearing Product between or among Smith & Nephew and its Affiliates which is not for subsequent resale and pursuant to which any such Affiliate Exploits such Smith & Nephew Royalty-Bearing Product in a manner substantially similar to a Smith & Nephew Customer, Net Sales will be calculated as above as if the sale is at the amount which would be obtained in an arm’s length sale to a Person that is not an Affiliate of Smith & Nephew. Notwithstanding any of the foregoing, “Net Sales” excludes any (i) sales, transfers, disposals or any other Exploitation of any Smith & Nephew Royalty-Bearing Products for training, clinical studies or under compassionate use, patient assistance, named patient use or non-registrational studies or other similar programs or studies or (ii) samples of Smith & Nephew Royalty- Bearing Products used for promotional purposes, in amounts consistent with normal business practices of Smith & Nephew or any of its Affiliates. 5

“OTS Implant” means any joint replacement implant that is not a Patient Specific Implant. “Oxford Finance” means Oxford Finance LLC. “Patents” means any and all (a) issued patents (including any extensions, restorations by any existing or future extension or registration mechanism (including patent term adjustments, patent term extensions, supplemental protection certificates or the equivalent thereof), substitutions, confirmations, re-registrations, re-examinations, reissues (including inter partes review patents and post-grant review patents) and patents of addition thereof), (b) patent applications (including all provisional and non-provisional applications, substitutions, requests for continuing examination, continuations, continuations-in-part, divisionals and renewals), (c) inventor’s certificates and (d) equivalents of any of the foregoing, however denominated, in any jurisdiction of the world. “Patient Data” means any and all imaging data of a bone, articular cartilage, or joint, or any portion of a bone, articular cartilage, or joint, in each case of a particular patient. “Patient Specific Implants” means any and all implants, trial implants and any component of any of the foregoing, in each case designed and manufactured for, or on behalf of, a particular patient using Patient Data of such patient. “Patient Specific Instrument” or “PSI” means any instrumentation or instrument that is designed and manufactured for, or on behalf of, a particular patient using Patient Data of such patient. “Person” means any natural person, firm, sole proprietorship, corporation, partnership, joint venture, trust, association, incorporated organization, limited liability company, government agency, or any other form of business or legal entity. “Proceeding” means any action, claim, lawsuit, litigation, proceeding, inquiry, or arbitration (in each case, whether civil, criminal or administrative) by or before any Governmental Authority. “Royalty Term” means the period commencing on the Effective Date and ending on May 28, 2022. “Smith & Nephew Covenant Patents” means any and all (a) Patents owned or Licensable by Smith & Nephew and/or its Existing Affiliates as of the Effective Date, (b) Patents claiming priority, directly or indirectly, to any of the Patents set forth in clause (a) hereof and (c) Patents to which any of the Patents set forth in clause (a) hereof claims priority, directly or indirectly, including, in each case, any and all divisionals, continuations, continuations-in-part, reissues, renewals, re-examinations, extensions and foreign counterparts of any of the foregoing. Notwithstanding the foregoing, (i) Smith & Nephew Covenant Patents excludes Smith & Nephew Licensed Patents and (ii) with respect to Limited Variations of Conformis Existing Products under subsection (a)(ii) of 6 the definition of Limited Variations and the Conformis Hip System, Smith & Nephew Covenant Patents excludes any and all Smith & Nephew Excluded Patents. “Smith & Nephew Covenant Products” means the Smith & Nephew Existing Products and Limited Variations thereof. “Smith & Nephew Customers” means any and all customers (including resellers and distributors) of Smith & Nephew or any of its Affiliates, but in each case only to the extent that any such customers Exploit (or have Exploited) any Smith & Nephew Covenant Products and Smith & Nephew Licensed Products. “Smith & Nephew Excluded Patents” means (a) the Patents set forth on Exhibit A and (b) any and all Patents claiming priority, directly or indirectly, to any of the Patents set forth on Exhibit A; provided that any Patents claiming priority, directly or indirectly, to any Smith & Nephew Licensed Patents or Smith & Nephew Covenant Patents shall not be Smith & Nephew Excluded Patents. “Smith & Nephew Existing Products” means any and all products sold or offered for sale as of the Effective Date by Smith & Nephew or any of its Existing Affiliates, including the products set forth on Exhibit B, in each case as such products exist as of the Effective Date. For the avoidance of doubt, Smith & Nephew Existing Products excludes (a) Patient Specific Implants and (b) PSI or other instrumentation or components Exploited in conjunction with Patient Specific Implants, whether Exploited separately or together. “Smith & Nephew Licensed Asserted Patents” means (a) the Smith & Nephew Asserted Patents, (b) any and all Patents claiming priority, directly or indirectly, to any Smith & Nephew Asserted Patents and (c) any and all Patents to which any Smith & Nephew Asserted Patent claims priority, directly or indirectly, including, in each case, any and all divisionals, continuations, continuations-in-part, reissues, renewals, re- examinations, extensions and foreign counterparts of any of the foregoing. “Smith & Nephew Licensed Kinamed Patents” means (a) the Kinamed Asserted Patents, (b) any and all Patents claiming priority, directly or indirectly, to any Kinamed Asserted Patent and (c) any and all Patents to which any Kinamed Asserted Patent claims priority, directly or indirectly, including, in each case, any and all divisionals, continuations, continuations-in-part, reissues, renewals, re-examinations, extensions and foreign counterparts of any of the foregoing. “Smith & Nephew Licensed Patents” means the Smith & Nephew Licensed Asserted Patents and Smith & Nephew Licensed Kinamed Patents. “Smith & Nephew Licensed Products” means any and all (a) PSI sold or offered for sale by Smith & Nephew or any of its Affiliates for use with, or as part of a system that includes, OTS Implants and Covered by any of the Conformis Asserted Patents, including the products known as of the Effective Date as VISIONAIRE® Patient Matched Instrumentation and (b) OTS Implants sold or offered for sale by Smith & Nephew or any of its Affiliates for use in total or partial knee arthroplasty, including any 7 and all instrumentation and components associated therewith (whether sold separately or together with such OTS Implants), Covered by any of the Conformis Additional Patents, including the products known as of the Effective Date as the Journey II, Legion, Genesis II, ZUK, JOURNEY Uni. For the avoidance of doubt, Smith & Nephew Licensed Products excludes Patient Specific Implants and instrumentation or components Exploited in conjunction with Patient Specific Implants. “Smith & Nephew Royalty-Bearing Products” means any and all Patient Specific Instruments included in subsection (a) of the definition of the Smith & Nephew Licensed Products, but in each case excluding any such Patient Specific Instruments Exploited by Smith & Nephew or any of its Affiliates in conjunction with total or partial knee arthroplasty for which an up-front payment is payable as provided in Section 10(b). “Smith & Nephew Suppliers” means any and all suppliers of Smith & Nephew or any of its Affiliates, but in each case only to the extent any such suppliers supply products or components, or provide services, to Smith & Nephew or any of its Affiliates with respect to Smith & Nephew Covenant Products. “Standstill Period” means, with respect to any Person that threatens in writing, initiates or otherwise asserts any patent infringement or patent invalidity or unenforceability Proceeding against a Party, any of its Affiliates or any of their respective Customers or Suppliers, as applicable, the time period that is thirty (30) days after such Person receives a written response from such Party, any of its Affiliates or any of their respective Customers or Suppliers, as applicable, invoking the defensive suspension terms and conditions of Sections 6 or 15, as applicable; provided that, if such Person has requested a preliminary injunction or other expedited relief in connection with such Proceeding, such time period shall be immediately after such Person receives such written response. “Suppliers” means Conformis Suppliers or Smith & Nephew Suppliers, as applicable. Each of the following terms is defined in the Section set forth opposite such term. Term Section Acquirer 15(b) Acquisition Products 15(c) Action Recitals Assigning Party 15(b) Confidential Information 19 Conformis Preamble Conformis Asserted Patents Recitals Conformis Divestiture 15(c) Conformis Indemnitees 13(b) Conformis License 3(b) Conformis Non-Assert 5(a) Divested Conformis Entity 15(c) 8

Divested Conformis Products 15(c) Divested Smith & Nephew Entity 15(f) Divested Smith & Nephew Products 15(f) IPRs Recitals Non-Assigning Party 15(b) Parties Preamble Party Preamble Released Claims 2(b) Request 1919(a) S&N Indemnitees 13(a) SEC 1919(a) Smith & Nephew Preamble Smith & Nephew Asserted Patents Recitals Smith & Nephew Divestiture 15(d) Smith & Nephew License 3(a) Smith & Nephew Non-Assert 5(b) USPTO Recitals II. Terms 1. No Admission Of Liability The Parties acknowledge and agree that neither the making of this Settlement Agreement nor any term or condition of this Settlement Agreement shall constitute or be construed or alleged as an admission of any liability or wrongdoing whatsoever or as an admission regarding any legal or factual assertion or position by either Party or any of such Party’s Affiliates. Each Party expressly denies any liability to the other Party and its Affiliates in connection with the Action. The Parties acknowledge and agree that this Settlement Agreement, in part, is a litigation settlement and that no representation is made regarding the reasonableness of the consideration set forth herein for the infringement alleged in the Action. 2. Dismissal and Mutual Release (a) Dismissal of the Action and Termination of the IPRs. Upon the Effective Date, to the extent permitted by Applicable Law, Smith & Nephew shall cease any participation in or opposition to the IPRs or any appeals thereof, except that the Parties shall (i) cause, through their respective counsel, (A) the dismissal, with prejudice, of all claims and counterclaims asserted by and between them in the Action and (B) the filing of joint motions to terminate the four IPRs currently pending before the PTAB (IPR2017- 00544, IPR2017-00778, IPR2017-00779 and IPR2017-007801 related to U.S. Patent numbers 7,534,263 and 8,062,302), in each case, within three (3) business days following the Effective Date and (ii) take all reasonable actions to facilitate the execution and entry of all applicable dismissals and orders to terminate. Neither Party shall take any action to oppose the district court’s entry of dismissal or the USPTO’s order of termination, nor subsequently take any action either to vacate or modify or appeal from dismissal of the 9

Action or termination of the IPRs. If the district court refuses to enter any agreed form of dismissal or the USPTO refuses to enter any agreed form of order to terminate the IPRs, the Parties and their respective counsel shall cooperate to prepare, execute and lodge a revised form of dismissal or motion to terminate, as applicable, mutually acceptable to the Parties and to the district court or the USPTO, as applicable. Notwithstanding the foregoing, Conformis may pursue appeals of final written decisions from the IPRs, and Smith & Nephew shall not participate in any such appeals to the extent it is permitted by Applicable Law to remove itself from any such appeals. Each of the Parties shall bear its own costs and attorneys’ fees associated with the Action and the IPRs. (b) Mutual Release. Effective upon the dismissal of the Action with prejudice and the termination of the IPRs as provided in Section 2(a), each Party, on behalf of itself and its Affiliates, hereby voluntarily and irrevocably releases, acquits and forever discharges the other Party and such other Party’s Affiliates (together with its and their predecessors, successors, agents, attorneys, insurers, servants, employees, officers and directors) from any and all Proceedings, actions, causes of action, suits, torts, damages, expenses, attorneys’ fees, and any and all claims, counterclaims, cross-claims, defenses, offsets, judgments, demands, losses, liabilities and indemnities of all and any nature whatsoever, both at law and in equity, whether individual or derivative, state or federal, which the Parties or any of their respective Affiliates ever had, now have, or can, shall or may have based upon, related to or arising out of the Action and/or the IPRs, the subject matter of the Action and/or the IPRs, any of the Conformis Licensed Patents or the Smith & Nephew Licensed Patents, or any infringement related to Conformis Existing Products or Smith & Nephew Existing Products sold prior to the Effective Date, as applicable, whether presently known or not, whether or not discoverable, whether accrued or unaccrued (such claims, collectively, the “Released Claims”), except for claims to enforce or construe this Settlement Agreement. (c) Unknown Claims. Each Party, on behalf of itself and its Affiliates, expressly acknowledges and agrees that this Settlement Agreement fully and finally releases and resolves all Released Claims, including those that are unknown, unanticipated or unsuspected or that may hereafter arise as a result of the discovery of new and/or additional facts. Each Party, on behalf of itself and its Affiliates, acknowledges and understands the significance and potential consequences of its release of unknown claims. Each Party, on behalf of itself and its Affiliates, intends that the Released Claims be construed as broadly as possible, within the scope of the releases defined under Section 2(b), and shall waive and relinquish all rights and benefits it may have under Section 1542 of the Civil Code of the State of California, or any similar statute or law of any other jurisdiction. Section 1542 of the Civil Code of the State of California reads as follows: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.” 10

3. Licenses (a) License from Conformis to Smith & Nephew. Subject to the terms and conditions of this Settlement Agreement (and Conformis’s receipt of the payment by Smith & Nephew of the upfront payment as set forth in Section 10(b)), Conformis, on behalf of itself and its Affiliates, hereby grants Smith & Nephew and its Affiliates a non- exclusive, non-transferable (except as provided in Section 15), worldwide, perpetual, irrevocable, royalty-bearing (as provided in Section 10(c)) license, without the right to sublicense (except as provided in Section 4(a)), under the Conformis Licensed Patents to Exploit any and all Smith & Nephew Licensed Products and to practice and have practiced any method and/or process in connection with the manufacture and use thereof (the “Smith & Nephew License”). (b) License from Smith & Nephew to Conformis. Subject to the terms and conditions of this Settlement Agreement, Smith & Nephew, on behalf of itself and its Affiliates, hereby grants Conformis and its Affiliates a non-exclusive, non-transferable (except as provided in Section 15), worldwide, fully paid-up, royalty-free, perpetual, irrevocable license, without the right to sublicense (except as provided in Section 4(b)), under (i) the Smith & Nephew Licensed Asserted Patents to Exploit any and all Conformis Licensed Products and to practice and have practiced any method and/or process in connection with the manufacture and use thereof and (ii) the Smith & Nephew Licensed Kinamed Patents to Exploit any and all Conformis Licensed Products and to practice and have practiced any method and/or process in connection with the manufacture and use thereof, in the case of this clause (ii), in the Field of Use (the “Conformis License”). 4. Sublicensing (a) Smith & Nephew Sublicensing. The Smith & Nephew License shall include the right of Smith & Nephew and its Affiliates to grant sublicenses to any (i) third party manufacturer or contractor to have all or part of any Smith & Nephew Licensed Products made by such third party manufacturer or contractor anywhere in the world for any Exploitation by Smith & Nephew and its Affiliates within the scope of the Smith & Nephew License and (ii) third party reseller or distributor to have such third party reseller or distributor resell or distribute, as applicable, within the scope of the Smith & Nephew License, any Smith & Nephew Licensed Products first sold by Smith & Nephew or any of its Affiliates. (b) Conformis Sublicensing. The Conformis License shall include the right of Conformis and its Affiliates to grant sublicenses to any (i) third party manufacturer or contractor to have all or part of any Conformis Licensed Products made by such third party manufacturer or contractor anywhere in the world for any Exploitation by Conformis and its Affiliates within the scope of the Conformis License and (ii) third party reseller or distributor to have such third party reseller or distributor resell or distribute, as applicable, within the scope of the Conformis License, any Conformis Licensed Products first sold by Conformis or any of its Affiliates. 11

5. Mutual Non-Assert (a) By Conformis. Without limiting any of the releases, immunities and licenses granted under this Settlement Agreement, and subject to the terms and conditions of this Settlement Agreement, Conformis shall not, and shall cause its Affiliates not to, directly or indirectly, alone or by, with or through any other Person cause, induce or authorize the commencement, maintenance or prosecution of any Proceeding asserting any claim of infringement of any of the Conformis Covenant Patents against (i) Smith & Nephew or any of its Affiliates based on any of their Exploitation of any Smith & Nephew Covenant Products, (ii) any Smith & Nephew Customers based on their resale, distribution or use or other Exploitation of such Smith & Nephew Covenant Products first sold by Smith & Nephew or any of its Affiliates, and (iii) any Smith & Nephew Suppliers of any Smith & Nephew Covenant Products based on their manufacture and supply of such Smith & Nephew Covenant Products for and to Smith & Nephew and/or any of its Affiliates (the “Conformis Non-Assert”). For the avoidance of doubt, the Conformis Non-Assert shall not apply to any Patient Specific Implants or instrumentation or components Exploited in conjunction with Patient Specific Implants. (b) By Smith & Nephew. Without limiting any of the releases, immunities and licenses granted under this Settlement Agreement, and subject to the terms and conditions of this Settlement Agreement, Smith & Nephew shall not, and shall cause its Affiliates not to, directly or indirectly, alone or by, with or through any other Person cause, induce or authorize the commencement, maintenance or prosecution of any Proceeding asserting any claim of infringement of any of the Smith & Nephew Covenant Patents against (i) Conformis or any of its Affiliates based on any of their Exploitation of any Conformis Covenant Products, (ii) any Conformis Customers based on their resale, distribution or use or other Exploitation of such Conformis Covenant Products first sold by Conformis or any of its Affiliates, and (iii) any Conformis Suppliers of any Conformis Covenant Products based on their manufacture and supply of such Conformis Covenant Products for and to Conformis and/or any of its Affiliates (the “Smith & Nephew Non- Assert”). For the avoidance of doubt, the Smith & Nephew Non-Assert shall not apply to any OTS Implant unless such OTS Implant is Exploited in conjunction with a Patient Specific Implant that constitutes a Conformis Covenant Product. 6. Third Party Payments (a) In the event that any Patent is not a Licensable Conformis Covenant Patent hereunder solely because Conformis or any of its Affiliates would owe payments to a third party on account of granting the Conformis Non-Assert with respect to such Patent, Conformis shall notify Smith & Nephew in writing of the existence, and anticipated amounts, of such payments and Smith & Nephew shall have the right to include such Patent in the Conformis Non-Assert (it being understood that, if Smith & Nephew elects to include such Patent in the Conformis Non-Assert, Smith & Nephew shall comply, and shall cause its Affiliates, Customers and Suppliers to comply, with any obligations of Conformis or any of its Affiliates under the applicable agreement with such third party that apply to Smith & Nephew or any of its Affiliates, Customers or Suppliers and of which Smith & Nephew was informed in writing by Conformis, including any obligation 12 to make such payments). In the event that Smith & Nephew elects to include such Patent in the Conformis Non-Assert, Smith & Nephew shall make such payments to Conformis or, as directed by Conformis, to the third party within thirty (30) days of receiving an invoice from Conformis for the same. Notwithstanding the foregoing, nothing in this Section 6(a) shall be deemed to require Conformis to maintain in effect any such third party license agreement. (b) In the event that any Patent is not a Licensable Smith & Nephew Covenant Patent hereunder solely because Smith & Nephew or any of its Affiliates would owe payments to a third party on account of granting the Smith & Nephew Non-Assert with respect to such Patent, Smith & Nephew shall notify Conformis in writing of the existence, and anticipated amounts, of such payments and Conformis shall have the right to include such Patent in the Smith & Nephew Non-Assert (it being understood that, if Conformis elects to include such Patent in the Smith & Nephew Non-Assert, Conformis shall comply, and shall cause its Affiliates, Customers and Suppliers to comply, with any obligations of Smith & Nephew or any of its Affiliates under the applicable agreement with such third party that apply to Conformis or any of its Affiliates, Customers or Suppliers and of which Conformis was informed in writing by Smith & Nephew, including any obligation to make such payments). In the event that Conformis elects to include such Patent in the Smith & Nephew Non-Assert, Conformis shall make such payments to Smith & Nephew or, as directed by Smith & Nephew, to the third party within thirty (30) days of receiving an invoice from Smith & Nephew for the same. Notwithstanding the foregoing, nothing in this Section 6(b) shall be deemed to require Smith & Nephew to maintain in effect any such third party license agreement. 7. Defensive Suspension (a) Smith & Nephew Defensive Suspension. In the event that Conformis or any of its Affiliates threatens in writing, initiates or otherwise asserts any Proceeding that is within the scope of the Conformis Non-Assert or the covenants granted by Conformis in Section 8(a) (except in response to any Proceeding that is within the scope of the Smith & Nephew Non-Assert or the covenants granted by Smith & Nephew in Section 8(b), in each case that is first threatened, initiated or otherwise asserted by Smith & Nephew or any of its Affiliates), and does not withdraw such threat, initiation or assertion of such Proceeding within the Standstill Period after receiving a written response from Smith & Nephew or any of its Affiliates invoking the terms and conditions of this Section 7(a), then Smith & Nephew and its Affiliates shall have the right to suspend the Smith & Nephew Non-Assert and covenants under Section 8 of this Settlement Agreement. (b) Conformis Defensive Suspension. In the event that Smith & Nephew or any of its Affiliates threatens in writing, initiates or otherwise asserts any Proceeding that is within the scope of the Smith & Nephew Non-Assert or the covenants granted by Smith & Nephew in Section 8(b) (except in response to any Proceeding that is within the scope of the Conformis Non-Assert or the covenants granted by Conformis in Section 8(a), in each case that is first threatened, initiated or otherwise asserted by Conformis or any of its Affiliates), and does not withdraw such threat, initiation or assertion of such Proceeding within the Standstill Period after receiving a written response from Conformis 13 or any of its Affiliates invoking the terms and conditions of this Section 7(b), then Conformis and its Affiliates shall have the right to suspend the Conformis Non-Assert and covenants under Section 8 of this Settlement Agreement. 8. Covenants Not to Challenge (a) Conformis Covenant Not to Challenge Smith & Nephew Licensed Patents. Conformis shall not, and shall cause its Affiliates not to, directly or indirectly, (i) initiate or participate in any Proceeding (including any inter partes review, post grant review or reexamination) advancing any claims that any of the Smith & Nephew Licensed Patents are invalid or unenforceable or (ii) voluntarily assist or support any other Person in connection with any challenge to the validity or enforceability of any of the Smith & Nephew Licensed Patents (including by (A) cooperating with, paying for or advocating on behalf of such challenge or Person, (B) providing to or identifying for such other Person, or making any public statements concerning, any prior art relating to such Smith & Nephew Licensed Patents or (C) making any public statements concerning the prosecution history, validity or enforceability of such Smith & Nephew Licensed Patents). This Section 8(a) does not preclude Conformis or any of its Affiliates from providing information as may be required by court order, law or judicial process. Notwithstanding the foregoing, Conformis and its Affiliates may assert defenses of invalidity and/or unenforceability and/or seek inter partes review, post grant review or reexamination of any patent they are accused in the future of having infringed (including making any public statements concerning the prosecution history, validity or enforceability thereof or prior art relating thereto). If any Person makes a formal, written good faith demand for indemnification or defense to Conformis or any of its Affiliates with respect to any of the Smith & Nephew Licensed Patents, and if Conformis or such Affiliate thereof in good faith believes that it owes such Person a contractual duty to defend and/or indemnify such Person, then Conformis or such Affiliate thereof may challenge or assist such Person in the challenge of any such Smith & Nephew Licensed Patent. In such case, Conformis or such Affiliate thereof shall give Smith & Nephew thirty (30) days’ written notice prior to initiating any such challenge. (b) Smith & Nephew Covenant Not to Challenge Conformis Licensed Patents. Smith & Nephew shall not, and shall cause its Affiliates not to, directly or indirectly, (i) initiate or participate in any Proceeding (including any inter partes review, post grant review or reexamination) advancing any claims that any of the Conformis Licensed Patents are invalid or unenforceable or (ii) voluntarily assist or support any other Person in connection with any challenge to the validity or enforceability of any of the Conformis Licensed Patents (including by (A) cooperating with, paying for or advocating on behalf of such challenge or Person, (B) providing to or identifying for such other Person, or making any public statements concerning, any prior art relating to such Conformis Licensed Patents or (C) making any public statements concerning the prosecution history, validity or enforceability of such Conformis Licensed Patents). This Section 8(b) does not preclude Smith & Nephew or any of its Affiliates from providing information as may be required by court order, law or judicial process. Notwithstanding the foregoing, Smith & Nephew and its Affiliates may assert defenses of invalidity and/or unenforceability and/or seek inter partes review, post grant review or reexamination of any patent they are 14 accused in the future of having infringed (including making any public statements concerning the prosecution history, validity or enforceability thereof or prior art relating thereto). If any Person makes a formal, written good faith demand for indemnification or defense to Smith & Nephew or any of its Affiliates with respect to any of the Conformis Licensed Patents, and if Smith & Nephew or such Affiliate thereof in good faith believes that it owes such Person a contractual duty to defend and/or indemnify such Person, then Smith & Nephew or such Affiliate thereof may challenge or assist such Person in the challenge of any such Conformis Licensed Patent. In such case, Smith & Nephew or such Affiliate thereof shall give Conformis thirty (30) days’ written notice prior to initiating any such challenge. 9. Reservation of Rights (a) Except as expressly provided in this Settlement Agreement, no licenses, releases, non-asserts or other immunities are granted to either Party or any of its Affiliates under this Settlement Agreement, whether by implication, estoppel or otherwise. (b) Except as expressly provided in this Settlement Agreement, in no event shall this Settlement Agreement be deemed to extend any licenses, non-asserts, rights or other protections to any supplier or customer of Conformis or Smith & Nephew or any of their respective Affiliates. 10. Payments (a) Consideration. In consideration of the licenses, releases, non-asserts and other immunities granted by Conformis to Smith & Nephew and its Affiliates under this Settlement Agreement, Smith & Nephew (i) has granted to Conformis the licenses, releases, non-asserts and other immunities under this Settlement Agreement, (ii) has agreed to pay an upfront payment as set forth in Section 10(b), and (iii) has agreed to pay certain royalties as set forth in Section 10(c). (b) Upfront Payment. Smith & Nephew shall, or shall cause one of its Affiliates to, promptly after the Effective Date (but in any event not later than thirty (30) days thereafter), pay to Conformis or its designee, a payment of Ten Million Five Hundred Thousand U.S. Dollars ($10,500,000.00). Conformis shall have no obligation to dismiss any Action pursuant to Section 2(a) until Smith & Nephew has paid to Conformis the payment due pursuant to this Section 10(b). (c) Royalties. Smith & Nephew shall, or shall cause one of its Affiliates to, pay to Conformis or its designee a royalty in the amount of [**] percent ([**]%) of Net Sales of the Smith & Nephew Royalty-Bearing Products during the Royalty Term; provided that such royalty shall be no less than [**] U.S. Dollars ($[**]) per Smith & Nephew Royalty-Bearing Product sold in the United States and no less than [**] U.S. Dollars ($[**]) per Smith & Nephew Royalty-Bearing Product sold outside of the United States. 15

(d) Most Favored Nation. (i) Conformis acknowledges and agrees that the licenses, releases, non-asserts and other immunities granted to Smith & Nephew and its Affiliates with respect to any Patient Specific Instruments included in the Smith & Nephew Royalty-Bearing Products that are used outside of total or partial knee arthroplasty (such Patient Specific Instruments, the “MFN Products”) under this Settlement Agreement are and shall be, when considered as part of an integrated whole, no less favorable to Smith & Nephew and its Affiliates than any terms and conditions granted by Conformis or any of its Affiliates to any third party with respect to the development, commercialization and/or other Exploitation of any MFN Products. (ii) If, at any time after the Effective Date, Conformis or any of its Affiliates enters into any agreement (“Third Party Agreement”) with any third party pursuant to which Conformis or any of its Affiliates grants such third party any right to Exploit any MFN Product and such Third Party Agreement includes any terms or conditions that are more favorable, when taken as a whole, than those provided to Smith & Nephew and its Affiliates under this Settlement Agreement (“More Favorable Provisions”), then Conformis shall promptly provide written notice thereof to Smith & Nephew, and Smith & Nephew may elect, at its discretion, to receive the benefit of such More Favorable Provisions under this Settlement Agreement. Upon any such election by Smith & Nephew, this Settlement Agreement shall automatically be deemed to have been amended and modified such that, from the date on which any such More Favorable Provisions are first provided to any third party and thereafter, Smith & Nephew and its Affiliates shall be provided such More Favorable Provisions (it being understood that, if Smith & Nephew elects to accept such More Favorable Provisions, Conformis shall not owe Smith & Nephew or any of its Affiliates any refunds of any royalties already paid by Smith & Nephew to Conformis in connection with any MFN Products prior to Conformis’s entry into any Third Party Agreement containing such More Favorable Provisions). (iii) Notwithstanding anything in this Settlement Agreement to the contrary, neither Conformis nor any of its Affiliates shall take any action designed or intended to evade, frustrate or otherwise circumvent the intent or purpose of this Section 10(d). (e) Reporting and Timing of Payment. Smith & Nephew shall render to Conformis, within thirty (30) days of the end of each quarter, commensurate with Smith & Nephew’s fiscal year, a written report of any royalties due to Conformis for such fiscal quarter. Smith & Nephew shall remit to Conformis, concurrently with provision of the royalty report, all royalties as shown to be due during such fiscal quarter. (f) Method of Payment. Each payment contemplated in this Section 10 shall be made in United States Dollars in immediately available funds via, at Smith & Nephew’s election, electronic or wire transfer or any other means of electronic funds 16 transfer to the bank account specified below. Conformis may change such account by written notice at least ten (10) days before any payment is due. Name of Account: Conformis Inc. Name of Bank: [**] Account No.: [**] ABA Routing No.: [**] (g) Withholding Taxes. To the extent Smith & Nephew is required by Applicable Law to withhold or deduct any amounts from any royalty payments to be made under Section 10(c), Smith & Nephew shall be entitled to withhold or deduct such amounts and such amounts shall be treated for all purposes of this Settlement Agreement as having been paid to Conformis as part of these payments in respect of which such deduction and withholding were made. Smith & Nephew shall (in consultation and cooperation with Conformis) use commercially reasonable efforts to attempt to lawfully mitigate, reduce or avoid such withholdings or deductions. 11. Representations and Warranties (a) Conformis Representations and Warranties. Conformis represents and warrants that, as of the Effective Date, (i) it is duly organized, validly existing and in good standing under the Applicable Law of the jurisdiction of its organization, (ii) it has the requisite power and authority to execute and deliver this Settlement Agreement and to fully perform its obligations hereunder, (iii) the execution, delivery and performance of this Settlement Agreement has been duly authorized by all corporate actions necessary on the part of Conformis, (iv) the individual executing this Settlement Agreement on behalf of Conformis has the authority to do so, (v) Conformis has the right to grant the releases, licenses, non-asserts and other rights granted herein, and, to Conformis’s actual knowledge, Conformis is not licensed as of the Effective Date to any Patent that (A) Covers any Smith & Nephew Existing Product and (B) is not Licensable solely because Conformis or any of its Affiliates would owe payments to a third party on account of granting the Conformis Non-Assert with respect to such Patent and (vi) Conformis is the sole and exclusive owner of all right, title and interest in and to each of the Conformis Licensed Patents and each claim therein which Conformis and its Affiliates purport to release hereby, and neither Conformis nor any of its Affiliates has assigned, transferred, conveyed or licensed, or purported to assign, transfer, convey or license to any Person any claims or other matter released under this Settlement Agreement. Notwithstanding the foregoing or anything else in this Settlement Agreement to the contrary, Conformis represents and warrants that the granting of the releases, licenses, non-asserts and other rights granted herein do not conflict with, breach or constitute a default under the Loan Agreement and there are no Patents that are not Licensable as Conformis Covenant Patents as a result of the security interest granted to Oxford Finance under the Loan Agreement. 17

(b) Smith & Nephew Representations and Warranties. Smith & Nephew represents and warrants that, as of the Effective Date, (i) it is duly organized, validly existing and in good standing under the Applicable Law of the jurisdiction of its organization, (ii) it has the requisite power and authority to execute and deliver this Settlement Agreement and to fully perform its obligations hereunder, (iii) the execution, delivery and performance of this Settlement Agreement has been duly authorized by all corporate actions necessary on the part of Smith & Nephew, (iv) the individual executing this Settlement Agreement on behalf of Smith & Nephew has the authority to do so, (v) Smith & Nephew has the right to grant the releases, licenses, non- asserts and other rights granted herein, and, to Smith & Nephew’s actual knowledge, Smith & Nephew is not licensed as of the Effective Date to any Patent that (A) Covers any Conformis Existing Product and (B) is not Licensable solely because Smith & Nephew or any of its Affiliates would owe payments to a third party on account of granting the Smith & Nephew Non-Assert with respect to such Patent, (vi) Smith & Nephew is the sole and exclusive owner or the exclusive licensee in the Field of Use of all right, title and interest in and to each of the Smith & Nephew Licensed Patents and each claim therein which Smith & Nephew and its Affiliates purport to release hereby, and neither Smith & Nephew nor any of its Affiliates has assigned, transferred, conveyed or licensed, or purported to assign, transfer, convey or license to any Person any claims or other matter released under this Settlement Agreement, and (vii) no Smith & Nephew Royalty-Bearing Products exist as of the Effective Date. 12. Disclaimer; Limitation of Liability ALL LICENSES, RELEASES, NON-ASSERTS AND OTHER IMMUNITIES GRANTED HEREIN ARE MADE ON AN “AS IS” AND “WHERE IS” BASIS, AND EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY PROVIDED IN SECTION 11, EACH PARTY HEREBY DISCLAIMS ANY EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES OF ANY KIND, INCLUDING THOSE REGARDING MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, TITLE, NON-INFRINGEMENT, QUALITY, USEFULNESS, COMMERCIAL UTILITY, ADEQUACY, COMPLIANCE WITH ANY LAW, DOMESTIC OR FOREIGN, AND THOSE ARISING FROM COURSE OF DEALING, COURSE OF PERFORMANCE OR USAGE OF TRADE. TO THE EXTENT PERMITTED BY APPLICABLE LAW, NO PARTY WILL BE LIABLE UNDER OR IN CONNECTION WITH THIS SETTLEMENT AGREEMENT UNDER ANY LEGAL OR EQUITABLE THEORY FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, REMOTE OR SPECULATIVE DAMAGES OR OTHER DAMAGES THAT ARE NOT PROBABLE AND REASONABLY FORESEEABLE, OF ANY KIND, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, HOWEVER, THAT THE FOREGOING LIMITATION SHALL NOT APPLY IN THE CASE OF ANY SUCH DAMAGES PAID OR PAYABLE TO THIRD PARTIES IN CONNECTION WITH A CLAIM FOR INDEMNIFICATION PURSUANT TO SECTION 13 OR IN THE CASE OF GROSS NEGLIGENCE OR FRAUD. 18

13. Indemnification (a) Indemnification by Conformis. Conformis shall indemnify Smith & Nephew, its Affiliates and their respective directors, officers, employees, contractors, agents and representatives (the “S&N Indemnitees”) from and against and hold the S&N Indemnitees harmless (including payment of attorneys’ fees and costs) from any claims arising out of or relating to: (i) any assignment, transfer, conveyance or license, or proposed assignment, transfer, conveyance or license of any of the Conformis Licensed Patents, in whole or in part, and (ii) any assignment, transfer, conveyance or license, or proposed assignment, transfer, conveyance or license of any claims or other matters released herein. (b) Indemnification by Smith & Nephew. Smith & Nephew shall indemnify and hold harmless Conformis, its Affiliates and their respective directors, officers, employees, contractors, agents and representatives (the “Conformis Indemnitees”) from and against and hold the Conformis Indemnitees harmless (including payment of attorneys’ fees and costs) from any claims arising out of or relating to (i) any assignment, transfer, conveyance or license, or proposed assignment, transfer, conveyance or license of any of the Smith & Nephew Licensed Patents, in whole or in part, and (ii) any assignment, transfer, conveyance or license, or proposed assignment, transfer, conveyance or license of any claims or other matters released herein. 14. Assignment of Patents (a) Assignment by Conformis Conformis and its Affiliates may assign, sell, or otherwise transfer any Conformis Covenant Patents and Conformis Licensed Patents, but in each case only to an assignee, purchaser or other transferee who shall first agree in writing (in a document identifying Smith & Nephew and its Affiliates as intended third party beneficiaries) to observe and be bound by all rights of Smith & Nephew, its Affiliates, Smith & Nephew Customers and Smith & Nephew Suppliers, and all obligations of Conformis and its Affiliates, as provided in this Settlement Agreement. Any purported assignment, sale or other transfer of rights in or to any Conformis Covenant Patents or Conformis Licensed Patents in contravention of this Section 14(a) shall be null and void ab initio. (b) Assignment by Smith & Nephew Smith & Nephew and its Affiliates may assign, sell, or otherwise transfer any Smith & Nephew Covenant Patents and Smith & Nephew Licensed Patents, but in each case only to an assignee, purchaser or other transferee who shall first agree in writing (in a document identifying Conformis and its Affiliates as intended third party beneficiaries) to observe and be bound by all rights of Conformis, its Affiliates, Conformis Customers and Conformis Suppliers, and all obligations of Smith & Nephew and its Affiliates, as provided in this Settlement Agreement. Any purported assignment, sale or other transfer of rights in or to any Smith & Nephew Covenant Patents or Smith & Nephew Licensed Patents in contravention of this Section 14(b) shall be null and void ab initio. 19

15. Assignment of Settlement Agreement; Change of Control; Divestitures (a) Neither Party may assign, delegate, sell, transfer or otherwise dispose of any of its rights or obligations under this Settlement Agreement without the other Party’s prior written consent except as expressly provided in this Section 15. Any assignment, delegation, sale, transfer or other disposal of this Settlement Agreement or any rights or obligations hereunder in contravention of this Section 15 shall be null and void ab initio. (b) This Settlement Agreement may be assigned or otherwise transferred by each Party (the “Assigning Party”) without consent of the other Party (the “Non-Assigning Party”): (i) to an Affiliate of the Assigning Party; or (ii) subject to Section 15(c), to a Person acquiring such Party by virtue of a Change of Control (the “Acquirer”); provided that, in each case, the Non- Assigning Party is given written notice of such assignment or transfer and the assignee of the Assigning Party agrees to assume all obligations of Assigning Party under, and agrees to be bound by, this Settlement Agreement. (c) Notwithstanding anything in this Settlement Agreement to the contrary, in the event of a Change of Control of a Party, subject to Section 15(e) and 15(g), as applicable, (i) the licenses, non-asserts, releases and other immunities granted to such Party and its Affiliates under this Settlement Agreement shall thereafter be limited to (A) in the event of a Change of Control of Conformis, the Conformis Licensed Products and Conformis Covenant Products, as applicable and (B) in the event of a Change of Control of Smith & Nephew, the Smith & Nephew Licensed Products and Smith & Nephew Covenant Products, as applicable, in the case of clauses (A) and (B), as such products existed immediately prior to such Change of Control and Limited Variations thereof (“Acquisition Products”), and in no event shall any licenses, non-asserts, releases and/or other immunities extend to any products of the Acquirer, except for any Acquisition Products sold by such Acquirer after such Change of Control, and (ii) the Patents of the Acquirer, to the extent such Patents were owned or Licensable by the Acquirer immediately prior to such Change of Control, shall not be subject to the licenses, non-asserts, releases and/or other immunities granted under this Settlement Agreement. (d) Notwithstanding Section 15(a), if any Affiliate (a “Divested Conformis Entity”) of Conformis ceases to be an Affiliate of Conformis or if Conformis or any of its Affiliates transfers any Conformis Licensed Products or Conformis Covenant Products (“Divested Conformis Products”) to any third party acquirer by way of any asset sale (each of the foregoing transactions, a “Conformis Divestiture”), then, subject to Section 15(e), Conformis may extend the Conformis License, Smith & Nephew Non-Assert and release granted hereunder to such Divested Conformis Entity or Divested Conformis Products, as applicable; provided that (i) Smith & Nephew is given written notice of such extension and the acquirer of such Divested Conformis Entity or Divested 20

Conformis Products agrees to be bound by the terms and conditions of this Settlement Agreement, and (ii) with respect to the Conformis Licensed Products and Conformis Covenant Products that are the subject of such Conformis Divestiture, the extension of the Conformis License and the Smith & Nephew Non-Assert under this Section 15(d) shall only apply to such Conformis Licensed Products and Conformis Covenant Products, as applicable, as they exist as of the time of such Conformis Divestiture and Limited Variations thereof. For the avoidance of doubt, and notwithstanding anything in this Settlement Agreement to the contrary, the licenses, non-asserts and other immunities granted by or on behalf of such Divested Conformis Entity under this Settlement Agreement shall in no way be affected by such Conformis Divestiture and shall remain in full force and effect in accordance with this Settlement Agreement. (e) If an Acquirer of Conformis, Divested Conformis Entity or any acquirer of any Divested Conformis Entity or Divested Conformis Product threatens in writing, initiates or otherwise asserts any patent infringement or patent invalidity or unenforceability Proceeding against (i) Smith & Nephew or any of its Affiliates, (ii) any Smith & Nephew Customers based on their resale, distribution, use or other Exploitation of any products sold or offered for sale by Smith & Nephew or any of its Affiliates or (iii) any Smith & Nephew Suppliers based on their manufacture and supply for Smith & Nephew or any of its Affiliates of any products sold or offered for sale by Smith & Nephew or any of its Affiliates (except, in each case, in response to any patent infringement or patent invalidity or unenforceability Proceeding that is first threatened, initiated or otherwise asserted by Smith & Nephew or any of its Affiliates), and does not withdraw such threat, initiation or assertion of such Proceeding within the Standstill Period after receiving a written response from Smith & Nephew or any of its Affiliates, Customers or Suppliers invoking the terms and conditions of this Section 15(e), then Smith & Nephew and its Affiliates shall have the right to suspend the Smith & Nephew Non-Assert extended under this Section 15 to the Acquirer of Conformis, the Divested Conformis Entity or the acquirer of such Divested Conformis Entity or Divested Conformis Product. (f) Notwithstanding Section 15(a), if any Affiliate (a “Divested Smith & Nephew Entity”) of Smith & Nephew ceases to be an Affiliate of Smith & Nephew or if Smith & Nephew or any of its Affiliates transfers any Smith & Nephew Licensed Products or Smith & Nephew Covenant Products (“Divested Smith & Nephew Products”) to any third party acquirer by way of any asset sale (each of the foregoing transactions, a “Smith & Nephew Divestiture”), then, subject to Section 15(g), Smith & Nephew may extend the Smith & Nephew License, Conformis Non-Assert and release granted hereunder to such Divested Smith & Nephew Entity or Divested Smith & Nephew Products, as applicable; provided that (i) Conformis is given written notice of such extension and the acquirer of such Divested Smith & Nephew Entity or Divested Smith & Nephew Products agrees to be bound by the terms and conditions of this Settlement Agreement, and (ii) with respect to the Smith & Nephew Licensed Products and Smith & Nephew Covenant Products that are the subject of such Smith & 21

Nephew Divestiture, the extension of the Smith & Nephew License and the Conformis Non-Assert under this Section 15(f) shall only apply to such Smith & Nephew Licensed Products and Smith & Nephew Covenant Products, as applicable, as they exist as of the time of such Smith & Nephew Divestiture and Limited Variations thereof. For the avoidance of doubt, and notwithstanding anything in this Settlement Agreement to the contrary, the licenses, non-asserts and other immunities granted by or on behalf of such Divested Smith & Nephew Entity under this Settlement Agreement shall in no way be affected by such Smith & Nephew Divestiture and shall remain in full force and effect in accordance with this Settlement Agreement. (g) If an Acquirer of Smith & Nephew, Divested Smith & Nephew Entity or any acquirer of any Divested Smith & Nephew Entity or Divested Smith & Nephew Product threatens in writing, initiates or otherwise asserts any patent infringement or patent invalidity or unenforceability Proceeding against (i) Conformis or any of its Affiliates, (ii) any Conformis Customers based on their resale, distribution, use or other Exploitation of any products sold or offered for sale by Conformis or any of its Affiliates or (iii) any Conformis Suppliers based on their manufacture and supply for Conformis or any of its Affiliates of any products sold or offered for sale by Conformis or any of its Affiliates (except in response to any patent infringement or patent invalidity or unenforceability Proceeding that is first threatened, initiated or otherwise asserted by Conformis or any of its Affiliates), and does not withdraw such threat, initiation or assertion of such Proceeding within the Standstill Period after receiving a written response from Conformis or any of its Affiliates, Customers or Suppliers invoking the terms and conditions of this Section 15(g), then Conformis and its Affiliates shall have the right to suspend the Conformis Non-Assert extended under this Section 15 to the Acquirer of Smith & Nephew, the Divested Smith & Nephew Entity or the acquirer of such Divested Smith & Nephew Entity or Divested Smith & Nephew Product. 16. Governing Law This Settlement Agreement shall be construed under the laws of the United States and the State of Delaware (without reference to its choice of law statutes or precedents). 17. Choice of Venue and Jurisdiction Any action arising under or relating to this Settlement Agreement shall be venued exclusively in the state or federal courts of the State of Delaware. Each Party expressly and irrevocably consents and submits to the jurisdiction of the court of the State of Delaware having appropriate jurisdiction in connection with any such legal proceeding. 18. WAIVER OF JURY TRIAL EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR 22

RELATED TO THIS SETTLEMENT AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. 19. Confidentiality; Announcements (a) Except as expressly provided in this Section 19, the terms of this Settlement Agreement and all correspondence and discussions relating to this Settlement Agreement (collectively, “Confidential Information”) are confidential. The Parties shall, and shall cause each of their Affiliates to, maintain the confidentiality of the Confidential Information and no Party, nor any of their Affiliates, shall now or hereafter disclose the Confidential Information to any third party except: (i) with the prior written consent of each Party, (ii) as may be required by Applicable Law or order of a Governmental Authority of competent jurisdiction, including in connection with any public filings required to be made to the U.S. Securities and Exchange Commission (“SEC”) under Applicable Law, (iii) in confidence to the professional legal and financial counsel and accounting professionals representing such Party or such Affiliate, (iv) in confidence, under a written confidentiality agreement (with confidentiality terms and conditions no less restrictive than those set forth herein), to (A) any Person covered or potentially to be covered by the releases, licenses or non-asserts granted herein or (B) any prospective licensee or sublicensee of any Patent subject to the releases, licenses or non- asserts granted herein, (v) Oxford Finance under the confidentiality terms and conditions of the Loan Agreement or (vi) in civil litigation, but only insofar as the Confidential Information to be disclosed is designated “Highly Confidential” or any other similar designation under a court approved protective order. With respect to the foregoing clause (ii), such disclosing Party or Affiliate shall, to the extent legally permissible, provide the other Party with prior written notice of such Applicable Law or order or public filing and, at the written request of the other Party, use reasonable efforts to limit the disclosure of the Confidential Information, and to obtain a protective order or other confidential treatment. Without limiting the generality of the foregoing, Smith & Nephew acknowledges and agrees that Conformis may file this Settlement Agreement with the SEC; provided that, (A) pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, Conformis shall seek confidential treatment of those terms and conditions of this Settlement Agreement as mutually agreed by the Parties (such confidential treatment request, the “Request”) and (B) to the extent permitted by Applicable Law, Conformis shall promptly notify Smith & Nephew in writing of any denial of such Request by the SEC and provide Smith & Nephew with a reasonable opportunity to comment on any response to such denial in furtherance of seeking such confidential treatment (it being understood that, notwithstanding anything herein to the contrary, any terms of this Settlement Agreement that are publicly filed with the SEC without confidential treatment in accordance with the foregoing shall not be considered to be Confidential Information hereunder). (b) Notwithstanding anything in Section 19(a) to the contrary, Conformis shall have the right to issue a press release with respect to this Settlement Agreement in the form attached hereto as Exhibit C on or as soon as reasonably practicable (and in any event within five (5) business days) after the Effective Date. Except as permitted in the immediately preceding sentence, neither Party shall issue a 23 press release with respect to this Settlement Agreement without the prior written consent of the other Party. 20. Binding Effect and Benefit This Settlement Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns. All licenses and non-asserts granted under this Settlement Agreement will be deemed licenses of rights to intellectual property for purposes of Section 365(n) of the United States Bankruptcy Code and a licensee or recipient of a non-assert under this Settlement Agreement will retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code. 21. Notices. All notices and requests which are required or permitted to be given in connection with this Settlement Agreement shall be deemed given as of the day they are received either by messenger, delivery service, or in the United States of America mail, postage prepaid, certified or registered, return receipt requested, and addressed as follows, or to such other address as the Party to receive the notice or request so designates by written notice to the other: For Smith & Nephew: Smith & Nephew Inc. 150 Minuteman Road Andover, MA 01810 Attention: Chief Legal Officer With a copy to: Smith & Nephew Inc. 7135 Goodlett Farms Parkway Cordova, TN 38106 Attention: Mark Gorman For Conformis: Conformis, Inc. 600 Technology Park Drive Billerica, MA 01821 Attn: Chief Executive Officer Attn: Chief Legal Officer / General Counsel 22. No Modification Except By Writing This Settlement Agreement may not be amended, modified, or altered except by a writing executed by each of the Parties. 24

23. Construction This Settlement Agreement has been entered into after negotiation and review of its terms and conditions by Parties with substantially equal bargaining power, each of whom has had full and fair opportunity to consult with counsel, and is under no compulsion to execute and deliver a disadvantageous agreement. This Settlement Agreement incorporates provisions, comments and suggestions proposed by all Parties, and shall be deemed to have been drafted by all Parties. No ambiguity or omission in this Settlement Agreement shall be construed or resolved against any Party on the ground that this Settlement Agreement or any of its provisions was drafted or proposed by that Party. The language of this Settlement Agreement shall be construed as a whole according to its fair meaning and not for or against any Party. 24. Other Definitional Provisions The words “hereof,” “herein” and “hereunder” and words of like import used in this Settlement Agreement shall refer to this Settlement Agreement as a whole and not to any particular provision of this Settlement Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Sections are to Sections of this Settlement Agreement unless otherwise specified. Any singular term in this Settlement Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Settlement Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute, rule or regulation shall be deemed to refer to such statute, rule or regulation as amended or supplemented from time to time, including through the promulgation of applicable rules or regulations. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to “law,” “laws” or to a particular statute or law shall be deemed also to include any and all Applicable Law. 25. Waiver This Settlement Agreement may not be waived by any Party except by a writing executed by the Party against whom the waiver is to be effective. Without waiving the applicable statutes of limitations, the Parties understand and agree that no forbearance by any Party to enforce any provisions hereof or any rights existing hereunder shall constitute a waiver of such provisions or rights, or be deemed to effect an amendment or modification of this Settlement Agreement. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law. 26. Integration 25

This Settlement Agreement contains the entire agreement by and among each Party regarding the subject matter hereof, and supersedes and cancels all previous communications among them concerning its subject matter. 27. Severability If any provision of this Settlement Agreement is held invalid or unenforceable for any reason, such provision is fully separable, and shall thereupon be separated from the remaining provisions of this Settlement Agreement, and the remaining provisions are nevertheless validated and enforceable as if such of the provisions held invalid or unenforceable were not part of this Settlement Agreement. 28. Counterparts, Fax and Electronic Signatures This Settlement Agreement may be executed in counterparts with the same effect as if all Parties had signed the same document. All such counterparts shall be construed together and shall constitute a single agreement. Fax and electronic copies of signatures shall have the same effect as originals. 29. Irreparable Harm Arising from Breach The Parties agree that violation of the provisions contained in this Settlement Agreement shall cause a Party to suffer immediate and irreparable harm for which there is no adequate remedy at law. Therefore, the Parties further agree that in the event of a breach of this Settlement Agreement, the non-breaching Party shall be entitled to seek preliminary and permanent injunctive relief or specific performance, in addition to all other remedies available to it at law or equity. * * * 26

In WITNESS WHEREOF, the Parties have executed this Settlement Agreement through their duly authorized representatives as of the Effective Date: SMITH & NEPHEW, INC. By: /s/ Mark J. Gormann Name: Mark J. Gormann Title: Assistant Secretary Sept. 14, 2018 CONFORMIS INC. By: /s/ Paul S. Weiner Name: Paul S. Weiner Title: CFO 27

EXECUTION VERSION EXHIBIT A Smith & Nephew Excluded Patents [**]

EXECUTION VERSION EXHIBIT B Smith & Nephew Existing Products ANTHEM ANTHOLOGY BIRMINGHAM HIP CONTOUR ACETABULAR RINGS GENESIS II JOURNEY UNI JOURNEY PFJ JOURNEY II JOURNEY II BCS JOURNEY II CR JOURNEY II XR LEGION LEGION REVISION LEGION HINGE NAVIO OXINIUM POLAR3 POLARCUP POLARSTEM R3 REDAPT REFLECTION SYNERGY TC-PLUS VERILAST VISIONAIRE ZUK

EXECUTION VERSION EXHIBIT C Conformis Press Release Conformis Announces Settlement of Patent Dispute with Smith & Nephew Conformis to Receive $10.5 Million for Non-Exclusive License to Patient-Specific Instrument Patents for use with off-the-shelf knee implants BILLERICA, Mass., Sept. 17, 2018 (GLOBE NEWSWIRE) -- Conformis, Inc. (NASDAQ:CFMS), a medical technology company that uses its proprietary iFit Image- to-Implant technology platform to develop, manufacture and sell joint replacement implants that fit each patient's unique anatomy, announced today that it has entered into a settlement and license agreement with Smith & Nephew that resolves all patent disputes between Conformis and Smith & Nephew. Pursuant to the agreement, Smith & Nephew is required to pay $10.5M to Conformis, and the parties have entered into a limited patent cross-license. “We are very pleased to announce the complete settlement of the various patent proceedings we have with Smith & Nephew. Through this settlement, we have once again monetized our patient-specific instrument patents and steadfastly protected our core business of patient-specific implants.” stated Mark Augusti, Conformis’ President and Chief Executive Officer. About Conformis, Inc. Conformis is a medical technology company that uses its proprietary iFit Image-to- Implant technology platform to develop, manufacture and sell joint replacement implants that are designed and manufactured to fit and conform to each patient’s unique anatomy. Conformis offers a broad line of patient conforming total and partial knee systems and a hip system that include sterilized single-use instruments delivered in a single package to the hospital. Conformis owns or exclusively in-licenses issued patents and pending patent applications that cover patient-specific implants and instrumentation for all major joints. In clinical studies, Conformis iTotal CR demonstrated superior clinical outcomes, including better function and greater patient satisfaction, compared to traditional, off-the- shelf implants. For more information, visit www.conformis.com. To receive future releases in e-mail alerts, sign up at http://ir.conformis.com/. Cautionary Statement Regarding Forward-Looking Statements Statements in this press release about our future expectations, plans and prospects, including statements about the collection of royalty payments and settlement of patent disputes, as well as other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,”

“predict,” “project,” “should,” “target,” “will,” or “would” and similar expressions, constitute forward-looking statements within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. You should not place undue reliance on our forward-looking statements. Actual results could differ materially from the expectations disclosed in the forward-looking statements we make as a result of a variety of risks and uncertainties, including risks and uncertainties described in the “Risk Factors” sections of our public filings with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent our views as of the date hereof. We anticipate that subsequent events and developments may cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date hereof. CONTACT: Investor contact Oksana Bradley ir@conformis.com (781) 374-5598 31